                                                                    Exhibit 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
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FOR IMMEDIATE RELEASE                 CONTACTS: MICHAEL E. DEDOMENICO
                                                CHAIRMAN AND CEO
                                                ROBERT R. GALVIN
                                                CFO AND EXECUTIVE VICE PRESIDENT
                                                (772) 221-1754

              NUCO2 INC. ANNOUNCES NEW $60 MILLION REVOLVING CREDIT
                                    FACILITY
                    TO REPLACE EXISTING SENIOR BANK AGREEMENT

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     TRANSACTION COMPLETES FINANCING PROGRAM, STRENGTHENS BALANCE SHEET AND
                          POSITIONS COMPANY FOR GROWTH

STUART,  FLORIDA, June 2, 2005 - NuCO2 Inc. (NASDAQ: NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for carbonating fountain beverages, today announced the refinancing of its existing senior bank agreement with a new
$60  million,  five-year  revolving  credit  facility  underwritten  by  Bank of
America, N.A..

     The interest rate on the new  non-amortizing  credit facility is Libor plus
150 basis  points,  which  compares  with Libor plus 350-375 basis points on the previous senior bank agreement.  Approximately $34.6 million has been drawn down against the new facility,  which was used to pay off all outstanding  debt under the senior bank agreement. At current rates, interest savings on the outstanding
amount  of  the  new  facility  is  estimated  to   approximate   $700,000,   or
approximately $0.05 per share, on an annualized basis.

     "With today's  announcement of the new revolving credit  facility,  and the redemption on April 4, 2005 of the Company's 16.3%  subordinated  notes due 2009 following our successful  common stock sale, our Company is strongly  positioned to further our strategic  goals," said Michael E. DeDomenico,  Chairman and CEO.
"These transactions  significantly strengthen our balance sheet and reduce total borrowing  costs which  provide NuCO2 with added  capability to pursue  selected acquisitions designed to expand market coverage and increase density in existing distribution  locations,  thus enhancing our Company's growth  opportunities and future profitability."

     The Company stated that as a result of the  termination of the prior senior bank agreement and the early redemption of the 16.3% subordinated notes, results for the fourth  fiscal  quarter  ending June 30, 2005,  will reflect a charge of
$5.9  million,  of which  $4.1  million  is for  non-cash  charges  relating  to unamortized  origination fees and $1.8 million relates to the prepayment premium on the 16.3% subordinated notes.

ABOUT NUCO2

     NuCO2 Inc. is the leading and only  national  provider of bulk CO2 products and services to the U.S.  fountain  beverage  industry.  With service  locations within reach of virtually all of the fountain  beverage users in the Continental
U.S., NuCO2's  experienced  professionals  comprise the largest network of sales and support  specialists in the industry  serving  national  restaurant  chains, convenience stores,  theme parks and sports and entertainment  complexes,  among others. NuCO2's revenues are largely derived from the installation,  maintenance and rental of bulk CO2 systems and  delivery  of beverage  grade CO2,  which are increasingly  replacing high pressure CO2, until now the traditional  method for carbonating  fountain  beverages.  The  technology  offers  consistent  quality, greater  ease of  operation,  and  heightened  efficiency  and safety  utilizing permanently  installed on-site  cryogenic storage tanks.  NuCO2 provides systems and  services  that  allow  its  customers  to spend  more  time  serving  their customers. Visit the Company's website at WWW.NUCO2.COM.

Statements  contained in this press release  concerning  the Company's  outlook, competitive  position and other  statements of management's  beliefs,  goals and expectations are "forward-looking  statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities  Exchange Act of
1934, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  With respect  to such  forward-looking  statements,  we claim  protection  under  the
Private Securities  Litigation Reform Act of 1995. These risks and uncertainties include, but are not limited to, the ability of the Company to add new accounts,
competition  and  future  operating  performance.   The  Company  disclaims  any
obligation to update any  forward-looking  statement as a result of developments occurring after the date of this press release.

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